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                                NASL SERIES TRUST

                                     BY-LAWS







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                                     BY-LAWS
                                       OF
                                NASL SERIES TRUST


                                Table of Contents
                                -----------------


ARTICLE 1    Agreement and Declaration of Trust and Principal Office..........2
ARTICLE 2    Shareholders.....................................................2
ARTICLE 3    Trustees.........................................................3
ARTICLE 4    Officers.........................................................4
ARTICLE 5    Resignations and Removals........................................5
ARTICLE 6    Reports..........................................................5
ARTICLE 7    Seal.............................................................5
ARTICLE 8    Execution of Papers..............................................6
ARTICLE 9    Issuance of Share Certificates...................................6
ARTICLE 10   Custody of Securities and Cash...................................7
ARTICLE 11   Dealings with Trustees and Officers..............................8
ARTICLE 12   Amendments to the By-Laws........................................8
ARTICLE 13   Declaration of Trust.............................................8







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                                     BY-LAWS

                                       OF
                                NASL SERIES TRUST


                                    ARTICLE 1

                       Agreement and Declaration of Trust
                              and Principal Office
                       ----------------------------------


       1.1 AGREEMENT AND DECLARATION OF TRUST. These By-Laws shall be subject to the Declaration of Trust, as from time to time in effect, of NASL Series Trust, the Massachusetts business trust established by the Declaration of Trust. Unless otherwise required by the context or specifically provided, the terms used in these By-Laws shall have the meanings given in the Declaration of Trust.

       1.2 PRINCIPAL OFFICE OF THE TRUST. The principal office of the Trust shall be located in Boston, Massachusetts.


                                    ARTICLE 2

                                  Shareholders
                                  ------------

       2.1 MEETINGS. Meetings of the Shareholders of the Trust or of any Series of Shares may be called at any time by the Trustees, by the President or, if Trustees and the President shall fail to call any meeting of Shareholders for a period of 30 days after written application of one or more Shareholders who hold at least 25% of all shares issued and outstanding and entitled to vote at the meeting, then such Shareholders may call such meeting. The preceding sentence shall apply upon written application by Shareholders holding at least 10% of the Shares issued and outstanding, and entitled to vote at the meeting, when the purpose of the meeting is to vote upon the question of the removal of one or more Trustees. Whenever Shareholders meeting the requirements and complying with the conditions set forth in Section 16(c) of the 1940 Act apply to the Trustees in writing stating that they wish to communicate with other Shareholders with a view to obtaining signatures to a request for a meeting for such purpose, the Trustees shall provide the assistance referred to in that section. Whenever a meeting is a meeting of the Shareholders of the Trust, then only the Shareholders of such one or more Series of Shares shall be entitled to notice of and to vote at the meeting.

       2.2 PLACE OF MEETINGS. All meetings of the Shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be designated by the Trustees or the President of the Trust.

       2.3 NOTICE OF MEETINGS. A written notice of each meeting of Shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each Shareholder entitled to vote thereat by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to such Shareholder at his address as it appears in the records of the Trust. Such notice shall be given by the Secretary or an Assistant Secretary or by an



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officer designated by the Trustees. No notice of any meeting of Shareholders need be given to a Shareholder if a written waiver of notice, executed before or after the meeting by such Shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

       2.4 BALLOTS. No ballot shall be required for any election unless requested by a Shareholder present or represented at the meeting and entitled to vote in the election.


       2.5 PROXIES. Proxies must be in writing and dated not more than six months before the meeting named therein. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

       2.6 ELIGIBLE SHAREHOLDERS. Only Eligible Shareholders may purchase Shares. Eligible Shareholders are: (a) separate accounts of North American Security Life Insurance Company or of other insurance companies; (b) North American Security Life Insurance Company; (c) NASL Financial Services, Inc.; (d) any corporation related in a manner specified in section 267(b) of the Internal Revenue Code to North American Security Life Insurance Company or to NASL Financial Services, Inc.; and (e) any trustee of a qualified pension or retirement plan. Shares may be transferred to Eligible Shareholders. Shares may not be transferred to someone other than an Eligible Shareholder, and when the Trust is requested to make such a transfer, it may elect to purchase such Shares at their net asset value next determined following receipt of the request for transfer.


                                    ARTICLE 3

                                    Trustees
                                    --------

       3.1 REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

       3.2 SPECIAL MEETINGS. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President or the Secretary or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

       3.3 NOTICE. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hour before the meeting addressed to the Trustee at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

       3.4 QUORUM. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.



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       3.5    PARTICIPATION BY TELEPHONE. One or more of the Trustees may participate in a meeting of the Trustees or of any committee thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Except as otherwise provided by law, participation by such means shall constitute presence in person at a meeting.

       3.6 ACTION BY WRITTEN CONSENT. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by a majority of the Trustees and filed with the records of the Trustees' meetings. Such consent shall be treated as a vote of the Trustees for all purposes. If any action is taken by the Trustees by a written consent of less than all of the Trustees, then prompt notice of any such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

       3.7 COMMITTEES. The Trustees, by action of a majority of the Trustees then in office, may elect from their number an Executive Committee or other committees and may delegate thereto some or all of their powers except those which by law, by the Declaration of Trust, or by these By-Laws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Trustees themselves. All members such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its action to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.



                                    ARTICLE 4

                                    Officers
                                    --------

       4.1 ENUMERATION; QUALIFICATION. The officers of the Trust shall be a Chairman of the Trustees, a President, a Treasurer, a Secretary and such other officers, including Vice Presidents, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time in their discretion may appoint. The chairman of the Trustees shall be a Trustee and may but need not be a Shareholder. Any other officer may but need not be a Trustee or a Shareholder. Any two or more offices may be held by the same person.

       4.2 ELECTION. The Chairman of the Trustees, the President, the Treasurer, the Secretary and other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any office may be filled at any time.

       4.3 TENURE. The Chairman of the Trustees, the President, the Treasurer and the Secretary shall hold office in each case until his respective successor is chosen and qualified, or until he sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

       4.4 POWERS. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.



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       4.5    CHAIRMAN; PRESIDENT. Unless the Trustees otherwise provide, the
Chairman of the Trustees, or, if there is none, or in the absence of the Chairman, the President shall preside at all meetings of the Shareholders and of the Trustees. The President shall be the chief executive officer of the Trust and, subject to the Trustees, shall have general supervision over the business and policies of the Trust.

       4.6 TREASURER. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

       4.7 SECRETARY. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he is absent, a temporary secretary chosen at such meeting, shall record the proceedings thereof in the aforesaid books.



                                    ARTICLE 5

                            Resignations and Removals
                            -------------------------

       Any Trustee or officer may resign at any time by written instrument signed by him and delivered to the Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees, by action of a majority of the Trustees then in office, may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.


                                    ARTICLE 6

                                     Reports
                                     -------

       The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.


                                    ARTICLE 7

                                      Seal
                                      ----

       The seal of the Trust shall consist of a flat-faced die with the word "Massachusetts," together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its





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absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.


                                    ARTICLE 8

                               Execution Of Papers
                               -------------------

       Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President, the Secretary or the Treasurer and need not bear the seal of the Trust.


                                    ARTICLE 9

                         Issuance of Share Certificates
                         ------------------------------

       9.1 SHARE CERTIFICATES. In lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

       The Trustees may at any time authorize the issuance of share certificates. In that event, each Shareholder of record of any Series of Shares shall be entitled to a certificate stating the number of Shares of the Series of Shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or a Vice President and by the Treasurer or any Assistant Treasurer of the Trust. Such signatures may be facsimiles if the certificate is signed by a transfer agent or a registrar. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

       9.2 LOSS OF CERTIFICATES. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

       9.3 ISSUANCE OF NEW CERTIFICATE TO PLEDGEE. If the Trustees shall have authorized the issuance of certificates, a pledgee of Shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a Shareholder, and entitled to vote thereon.

       9.4 DISCONTINUANCE OF ISSUANCE OF CERTIFICATES. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each Shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.



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                                   ARTICLE 10

                         Custody of Securities and Cash
                         ------------------------------

       10.1 EMPLOYMENT OF A CUSTODIAN. The Trust shall place and at all times maintain in the custody of a Custodian (including any subcustodian for the Custodian) all funds, securities, and similar investments owned by the Trust. The Custodian shall be a bank that meets the qualifications for custodians for portfolio securities contained in the 1940 Act. Subject to the 1940 Act, the Trust's Custodian may deposit all or a part of the securities, cash or other property owned by the Trust for the benefit of any of its Series of Shares in a sub-custodian or sub-custodians situated within or without the United States. The Custodian shall be appointed and its remuneration fixed by the Trustees.

       10.2 CENTRAL CERTIFICATE SERVICE. Subject to the 1940 Act, the Trust's Custodian and sub-custodians may deposit all or any part of the securities owned by the Trust for the benefit of any of its Series of Shares in a system for the central handling of securities established by a national securities exchange or national securities association registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or such other person, domestic or foreign, as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities.

       10.3 CASH ASSETS. The cash proceeds from the sale of securities and similar investments and other cash assets of the Trust for the benefit of any of its Series of Shares shall be kept in the custody of a bank or banks appointed pursuant to Section 10.1 hereof, or in accordance with such rules and regulations or orders as the Securities and Exchange Commission may from time to time prescribe for the protection of investors, except that the Trust may maintain a checking account or accounts in a bank or banks, of not less than $10,000,000, provided that the balance of such account or the aggregate balances of such accounts shall at no time exceed the amount of the fidelity bond, maintained pursuant to the requirements of the 1940 Act, covering the officers or employees authorized to draw on such account or accounts.

       10.4 FREE CASH ACCOUNTS. The Trust may, upon resolution of its Trustees, maintain a petty cash account free of the foregoing requirements of this Article 10 in an amount not to exceed $500, provided that such account is operated under the imprest system and is maintained subject to adequate controls approved by the Trustees over disbursements and reimbursements including, but not limited to, fidelity bond coverage for persons having access to such funds.

       10.5 ACTION UPON TERMINATION OF CUSTODIAN AGREEMENT. Upon resignation of a Custodian of the Trust or inability of a Custodian to continue to serve, the Trustees shall promptly appoint a successor Custodian, but in the event no successor Custodian can be found who has the required qualifications and is willing to serve, the Trustees shall call as promptly as possible a special meeting of the Shareholders to determine whether the Trust shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding Shares of the Trust, the Custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.




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                                   ARTICLE 11

                       Dealings with Trustees and Officers
                       -----------------------------------

       Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares of the Trust to the same extent as if he were not a Trustee, officer or agent; and the Trustees may accept subscriptions to Shares or repurchase or redeem Shares from any firm or company in which he is interested.


                                   ARTICLE 12

                            Amendments to the By-laws
                            -------------------------

       These By-Laws may be amended or repealed, in whole or in part, by the Trustees.


                                   ARTICLE 13

                              Declaration of Trust
                              --------------------

       The Agreement and Declaration of Trust establishing NASL Series Trust dated September 29, 1988, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "NASL Series Trust" refers to the Trustees under the Declaration of Trust collectively as Trustees, but not as individuals or personally; and no Trustee, Shareholder, officer, employee or agent of NASL Series Trust shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of NASL Series Trust or any Series of Shares thereof, but only the assets belonging to the Trust, or to the particular Series of Shares with which the obligation or claim arose, shall be liable.









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